                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation, and in the related Prospectuses, of our report dated January 14, 1997, with respect to the consolidated financial statements of MBNA Corporation, included in the 1996 Annual Report to Stockholders of MBNA Corporation and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996:


            Number        33-41936       on Form S-8 dated July 22, 1991
            Number        33-41895       on Form S-8 dated July 24, 1991
            Number        33-50498       on Form S-3 (as amended by Post-
                                         Effective Amendment No. 1) dated August
                                         28, 1992
            Number        33-71640       on Form S-8 dated November 15, 1993
            Number        33-76278       on Form S-3 (as amended by Amendment
                                         No. 1) dated April 8, 1994
            Number        33-95438       on Form S-8 dated August 4, 1995
            Number        33-95600       on Form S-3 (as amended by Pre-
                                         Effective Amendment No. 1) dated
                                         September 1, 1995
            Number        333-17187      on Form S-3 dated December 3, 1996
            Number        333-15721      on Form S-3 (as amended by Amendment
                                         No. 2) dated December 10, 1996
            Number        333-21181      on form S-4 (as amended by Amendment
                                         No. 1) dated February 25, 1997

Baltimore, Maryland
March 18, 1997

                                                   Ernst & Young LLP